Exhibit 5.1

October 15, 2025

Howard Hughes Holdings Inc.

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

Re:	Howard Hughes Holdings Inc. 2025 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 1,944,444 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to issuance by the Company upon exercise or settlement of awards to be granted under the Company’s 2025 Equity Incentive Plan (the “2025 EIP”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the 2025 EIP and (iv) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the 2025 EIP, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP